Exhibit 3.42

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “CARNEGIE GARDENS LLC” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 3:47 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4637631 8100V	AUTHENTICATION:	7051002

081225668	DATE:	12-29-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 12/23/2008
FILED 03:47 PM 12/23/2008
SRV 081225668 - 4637631 FILE

CERTIFICATE OF FORMATION
OF
CARNEGIE GARDENS LLC

          This Certificate of Formation of Carnegie Gardens LLC (the “LLC”), dated as of December 23, 2008, has been duly executed and is being filed by Carolyn Silva-Quagliato, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is Carnegie Gardens LLC (the “LLC”).

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC ins the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

[The remainder of this page is intentionally left blank]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 23rd day of December, 2008.

By:	/s/ Carolyn Silva-Quagliato
Name:	Carolyn Silva-Quagliato
Title:	Authorized Person

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A FLORIDA CORPORATION UNDER THE NAME OF “CARNEGIE GARDENS, INC” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “CARNEGIE GARDENS, INC.” TO “CARNEGIE GARDENS LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 3:47 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4637631 8100V	AUTHENTICATION:	7051002

081225668	DATE:	12-29-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 12/23/2008
FILED 03:47 PM 12/23/2008
SRV 081225668 - 4637631 FILE

CERTIFICATE OF CONVERSION
OF CARNEGIE GARDENS, INC. TO
CARNEGIE GARDENS LLC

          This Certificate of Conversion from a Foreign Corporation to a Delaware Limited Liability Company, dated as of December 23, 2008, is being duly executed and filed by Carnegie Gardens, Inc., a Florida corporation (the “Company”), and Carolyn Silva-Quagliato, as an authorized person of Carnegie Gardens LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC pursuant to applicable provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (the “LLC Act”) and the Florida Business Corporation Act (607.0101 et seq.) (the “FBCA”).

          1. The Company’s jurisdiction when it was originally incorporated and immediately prior to the filing of this Certificate of Conversion was Florida.

          2. The Company filed its original articles of incorporation with the Secretary of State of the State of Florida and was first incorporated on February 18, 2005, in the State of Florida, and was incorporated in the State of Florida immediately prior to the filing of this Certificate of Conversion.

          3. The name of the Corporation immediately prior to filing this Certificate of Conversion is Carnegie Gardens, Inc.

          4. The name of the Limited Liability Company into which the Company shall be converted and as set forth in the Certificate of Formation is Carnegie Gardens LLC.

          5. The conversion of the Company to the LLC has been approved in accordance with the provisions of Section 18-214 of the LLC Act and Section 607.1112 of the FBCA.

          6. The conversion shall become effective on December 23, 2008.

[The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion as of the date first-above written.

CARNEGIE GARDENS, INC.

By:	/s/ Carolyn Silva-Quagliato
Name:	Carolyn Silva-Quagliato
Title:	Assistant Secretary

CARNEGIE GARDENS LLC

By:	/s/ Carolyn Silva-Quagliato
Name:	Carolyn Silva-Quagliato
Title:	Authorized Person

FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 1, 2006

CARNEGIE GARDENS, INC.
2 NORTH PALAFOX ST.
PENSACOLA, FL 32502

SUBJECT: CARNEGIE GARDENS, INC.

DOCUMENT NUMBER: P05000029896

In compliance with the request on your 2006 Annual Report/Uniform Business Report, the certificate of status for the subject corporation is enclosed.

Should you have any questions regarding this matter, please telephone (850) 245-6056.

Division of Corporations	Letter No. 706A00014465

Annual Reports/Reinstatements Section

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

I certify from the records of this office that CARNEGIE GARDENS, INC. is a corporation organized under the laws of the State of Florida, filed on February 18, 2005.

The document number of this corporation is P05000029896.

I further certify that said corporation has paid all fees due this office through December 31, 2006, that its most recent annual report/uniform business report was filed on March 1, 2006, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the First day of March, 2006
CR2EO22 (01-06)

/s/ Sue M. Cobb
Sue M. Cobb
Secretary of State

FLORIDA DEPARTMENT OF STATE
Glenda E. Hood
Secretary of State

May 3, 2005

SONDRA MCCROY	2ND ML
2 NORTH PALAFOX ST.
PENSACOLA, FL 32502

The Articles of Incorporation for CARNEGIE GARDENS, INC. were filed on February 18, 2005 and assigned document number P05000029896. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

A corporation annual report must be filed with this office between January 1 and May 1 of each year beginning with the calendar year following the year of the filing/effective date noted above and each year thereafter. Failure to file the annual report on time may result in administrative dissolution of your corporation.

A federal employer identification (FEI) number must be shown on the annual report form prior to its filing with this office. Contact the Internal Revenue Service to insure that you receive the FEI number in time to file the annual report. To obtain a FEI number, contact the IRS at 1-800-829-3676 and request form SS-4.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at the address given below.

Wanda Cunningham, Document Specialist
New Filings Section	Letter Number: 105A00013826

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

I certify the attached is a true and correct copy of the Articles of Incorporation of CARNEGIE GARDENS, INC., a Florida corporation, filed on February 18, 2005, as shown by the records of this office.

The document number of this corporation is P05000029896.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Third day of May, 2005
CR2EO22 (2-03)

/s/ Glenda E. Hood
Glenda E. Hood
Secretary of State

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be:

Camegie Gardens, Inc.

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:

2 North Palafox Street, Pensacola, Florida 32502

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:

Any and all lawful business

ARTICLE IV SHARES
The number of shares of stock is: 1,000

ARTICLE V          INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):

Scott J. Bell, President, 2 N. Palafox Street, Pensacola, Florida, 32502; Dana R. Foster, Secretary, 2 N. Palafox Street, Pensacola, Florida, 32502; John J. Tolan, Jr., Treasurer, 2 N. Palafox Street, Pensacola, Florida, 32502; W. Edward Trehern, Vice President, 2 N. Palafox Street, Pensacola, Florida, 32502; J. L. Holloway, Director, 2 N. Palafox Street, Pensacola, Florida, 32502; Jerry St. Pe’, Director, 2 N. Palafox Street, Pensacola, Florida, 32502; Roy Williams, Director, 2 N. Palafox Street, Pensacola, Florida, 32502

ARTICLE VI          REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Sondra McCrory
2 N. Palafox Street
Pensacola, FL 32502

ARTICLE VII          INCORPORATOR
The name and address of the Incorporator is:

Scott J. Bell
2 N. Palafox Street
Pensacola, FL 32502

*******************************************************************************************************************************

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

/s/ Sondra McCrory	2/16/05
Signature/Registered Agent	Date

/s/ [ILLEGIBLE]	2/16/05
Signature/Incorporator	Date